Exhibit 10.1.43

SECURITIES PURCHASE AGREEMENT

          This Securities Purchase Agreement (this “Agreement”) is made as of the 11th day of May, 2005, by and among the purchaser listed on Schedule A attached hereto (the “Purchaser”) and Specialty Underwriters’ Alliance, Inc., a Delaware corporation (the “Company”).

          WHEREAS, the Company desires to sell to Purchaser certain shares of the Company’s Class B Common Stock, par value $.01 per share (the “Shares”),

          NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants, agreements and other consideration set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.     Sale and Purchase of Securities; Closing.

     (a)     Authorization. The Company has authorized the issuance and sale of the Shares, having the rights, preferences, privileges and restrictions set forth in the Company’s Amended and Restated Certificate of Incorporation, a copy of which is attached hereto as Schedule B (the “Certificate of Incorporation”).

     (b)     Sale and Purchase. Subject to the terms, conditions, representations, warranties, covenants and agreements contained in this Agreement, the Purchaser agrees to purchase from the Company, and the Company agrees to sell, assign, transfer and deliver to the Purchaser, from time to time, as set forth herein, the applicable number of Shares for the consideration specified in Section 1(c).

     (c)     Purchase Price. The Purchaser agrees to pay to the Company an aggregate purchase price of $1,000,000 (the “Purchase Price”) to purchase Shares in installment payments in the following manner: (i) $25,000 on August 1, 2005; (ii) thereafter, on a monthly basis, 25% of the commissions owed to Purchaser by the Company on the last day of each month, in accordance with the Partner Agent Program Agreement, attached hereto as Schedule C; and (iii) on the second anniversary of the effective date of this Agreement, a balloon payment for the remaining unpaid balance of the $1,000,000 (each date individually, an “Installment Date”). The number of Shares that Purchaser will receive in consideration for such payments will be determined by dividing (i) the applicable portion of the purchase price due on each Installment Date (each individually, a “Payment”) by (ii) the Closing Price of the Company’s Common Stock on each Installment Date, or if such day is not a Trading Day, the Trading Day first preceding the scheduled Installment Date (with fractional Shares rounded up to the next whole Share). If Purchaser fails to make full payment on any Installment Date, the number of Shares that Purchaser shall be entitled to receive, with respect to such Installment Date, will be equal to the Payment divided by the Closing Price of the Common Stock on the Installment Date, or if such day is not a Trading Day, the Trading Day first preceding the scheduled Installment Date. Each Payment shall be made by wire transfer in immediately available funds to an account designated by the Company.

     (d)     Delivery. With respect to each installment, the Company shall deliver, or cause to be delivered, the applicable number of Shares to the Purchaser as promptly as practical after full payment was made.

2.     Representations and Warranties of the Purchaser.

     The Purchaser hereby represents and warrants to the Company as follows:

     (a)     The Purchaser is purchasing the Shares for its own account, for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of the Shares.

     (b)     The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of its investment in the Company and of protecting its own interests in connection therewith. The Purchaser is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act.

     (c)     The Purchaser has had the opportunity to review all documents and information that the Purchaser has requested concerning its investment in the Company. The Purchaser has had the opportunity to ask questions of the Company’s management, which questions were answered to its satisfaction.

     (d)     The Purchaser acknowledges that an investment in the Company involves substantial risks. The Purchaser is able to bear the economic risk of its investment for an indefinite period of time.

     (e)     The Purchaser has not paid or given any commission or other remuneration in connection with the purchase of the Shares. The Purchaser has not received any public media advertisements and has not been solicited by any form of mass mailing solicitation.

     (f)     This Agreement has been duly executed and delivered by the Purchaser and has been duly authorized by the Purchaser by all necessary action. This Agreement is a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies.

     (g)     Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of, or be in conflict with or constitute a default under, or require the consent of any person under any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Purchaser, except such that are obtained or waived. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the performance by the Purchaser of its obligations hereunder.

3.     Representations and Warranties of the Company.

     The Company hereby represents and warrants to the Purchaser as follows:

     (a)     The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

     (b)     The Company has full corporate power and authority to execute and deliver this Agreement and to sell, transfer, assign and deliver the Shares to the Purchaser.

     (c)     This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies.

     (d)     All of the Shares, when delivered in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and nonassessable.

     (e)     Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of, or be in conflict with or constitute a default under, or require the consent of any person under any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Company, except such that are obtained or waived. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement or the performance by the Company of its obligations hereunder.

     (f)     The Company has delivered to the Purchaser true, correct and complete copies of the Company’s Certificate of Incorporation and By-laws of the Company, reflecting all amendments thereto. Such Certificate of Incorporation and By-laws have not been amended, modified or waived since the date thereof.

4.     Terms of the Class B Common Stock.

     (a)     Voting Rights; Redemption Rights. Holders of Class B Stock are not entitled to any voting rights in the Company. Holders of Class B Stock have no redemption or preemptive rights, except as provided herein.

     (b)     Dividends; Liquidation and Distribution. Subject to the terms of any outstanding series of preferred stock of the Company, holders of Class B Stock are entitled to dividends in amounts and at times as may be declared by the board of directors of the Company out of funds legally available, in the same proportion as holders of the Company’s common stock, par value $.01 per share (the “Common Stock”). Upon liquidation or distribution, holders of Class B Stock will be entitled to share ratably, pari passu with the holders of the Common Stock, in all net assets available for distribution to stockholders, after payment of any liquidation preferences to holders of preferred stock of the Company.

     (c)     Exchange Right. (i) At any time and from time to time after the fifth anniversary of the date of that certain Partner Agent Program Agreement between the Company and the Purchaser (the “Partner Agent Agreement”), provided that the Partner Agent Agreement is still in effect and has not been terminated by either party thereto, the Purchaser shall have the right, but not the obligation, to exchange its shares of Class B Stock for an equal number of shares of Common Stock (subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in such security); provided, further, that after the fifth anniversary of the date of the Partner Agent Agreement and for so long as the Partner Agent Agreement is in effect, including any day or days on which the Purchaser exercises such exchange right, the Purchaser must retain legal and beneficial ownership for its own benefit of such number of shares of Class B Stock as could be exchanged for the same number of shares of Common Stock with a value on such date of $500,000, as determined pursuant to Section 4(g).

          (ii)     Upon the Purchaser’s exercise of the exchange right, the Purchaser shall surrender the certificate or certificates for the shares of Class B Stock to be so exchanged, accompanied by written notice of exchange duly executed, to the Company at any time during regular business hours at the office of the Company. If so required by the Company, the shares of Class B Stock so exchanged shall be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the Purchaser.

     (d)     Issuance of Shares on Exchange. (i) As promptly as practicable after the surrender, as provided herein, of any shares of Class B Stock for exchange, the Company shall deliver to the Purchaser certificates representing the number of fully paid and nonassessable shares of Common Stock into which such shares of Class B Stock have been exchanged in accordance with the provisions of Section 4(c)(i). Such exchange shall be deemed to have been made as of the close of business on the date that such shares of Class B Stock shall have been surrendered for exchange by delivery thereof with a written notice of exchange duly executed, so that the rights of the Purchaser as a holder of the shares of Class B Stock so exchanged shall cease at such time and, subject to the following provisions of this section, the Purchaser shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time; provided, however, that no such surrender on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Purchaser as the record holder of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Purchaser as the record holder thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open. The Company shall issue and deliver to the Purchaser, at the expense of the Company, a new certificate covering the number of shares of Class B Stock representing the unexchanged portion of the certificate so surrendered, which new certificate shall entitle in all respects the Purchaser to the rights of the Class B Stock represented thereby to the same extent as if the certificate theretofore covering such unexchanged shares had not been surrendered for exchange.

          (ii)     All shares of Class B Stock that shall have been surrendered for exchange as provided herein shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate on the surrender date, except only the right of the Purchaser to receive shares of Common Stock in exchange therefor, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

     (e)     Repurchase Right. (i) (A) At any time prior to the fifth anniversary of the execution of the Partner Agent Agreement, if the Partner Agent Agreement is terminated by either the Company or the Purchaser, for any reason, the Company shall have the right, but not the obligation, to repurchase the Shares currently held by the Purchaser for a price per Share equal to the lesser of (1) the weighted average purchase price per Share as provided herein or (2) the Current Market Price (as defined herein) of the Common Stock; and (B) at any time on or after the fifth anniversary of the execution of the Partner Agent Agreement, if the Partner Agent Agreement is terminated by either the Company or the Purchaser, for any reason, the Company shall have the right, but not the obligation, to repurchase the Shares currently held by the Purchaser for a price per Share equal to the Current Market Price of the Common Stock. Such right of the Company may be exercised by providing a notice of repurchase (the “Repurchase Notice”) to the Purchaser not less than five business days prior to the date repurchase is to be made pursuant to this Section 4(e), specifying the date of such repurchase (the “Repurchase Date”) and the number of shares of Class B Stock to be repurchased. The Repurchase Notice having been so given by the Company, the aggregate repurchase price for the shares of Class B Stock to be so repurchased shall become due and payable on the Repurchase Date.

          (ii)     For purposes of this Agreement:

               (A)     “Current Market Price” per share of a security at any date herein shall mean the average daily Closing Price (as defined herein) of such security for the 20 consecutive Trading Days (as defined herein) preceding such date (subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in such security); provided, however, that in the case of the Common Stock, where no public market exists for the Common Stock at the time of exchange, the Current Market Price per share of the Common Stock shall be as determined by an independent investment banking firm experienced in the valuation of securities of property and casualty insurance companies and selected by the Company (at the Company’s expense); provided that, after receipt of the determination by such firm, the Purchaser shall have the right to select (at the expense of the Purchaser) a second such investment banking firm to make such determination, in which case the Current Market Price shall be the average of the two determinations; and provided further that such determination need not be made more frequently than once every six months and any determination shall be superceded by a good faith determination by the Company’s board of directors that shall be required if a material event reasonably likely to affect the value of the Common Stock (such as a placement of equity securities) should occur after the next preceding determination, whether by an investment banking firm or firms, or by the Company’s board of directors.

               (B)     “Closing Price” shall mean, with respect to any Trading Day: (1) if the Common Stock is listed or admitted to trading on a national securities exchange, the last reported sale price of the Common Stock, regular way, or in case no sale takes place on such day, the average of the reported closing bid and asked prices of the Common Stock, regular way, in either case as reported on such exchange; or (2) if the Common Stock is not listed or admitted to trading on any national securities exchange, but is listed on the Nasdaq National Market, the closing sale price of the Common Stock on such day, or in case no sale is publicly reported for such day, the average of the representative closing bid and asked quotations for the Common Stock, as reported on Nasdaq; or (3) if the Common Stock is not listed or admitted to trading on the Nasdaq National Market, the average of the bid and asked prices for the Common Stock as furnished for such day by Nasdaq, or, if not furnished by Nasdaq, by any New York Stock Exchange, Inc. member firm regularly making a market in the Common Stock and selected for such purpose by the Company’s board of directors.

               (C)     “Trading Day” shall mean, in the case of any security, any day on which trading takes place (1) if such security is then listed or admitted to trading on a national securities exchange, on the principal national securities exchange on which such security is then listed or admitted to trading, (2) if such security is then listed or admitted to trading on the Nasdaq National Market, on the Nasdaq National Market, or (3) otherwise, in the over-the-counter market.

          (iii)     On or prior to the Repurchase Date, the Purchaser shall surrender such shares of Class B Stock to the Company in the manner and at the place designated by the Company. From and after the Repurchase Date, unless there shall have been a default in the payment of the repurchase price, all rights of the Purchaser with respect to the Shares shall cease, and such Shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

     (f)     Provisions in Case of a Change of Control. In case of any “Change of Control”; that is: (i) any sale, lease, exchange or other transfer of all or substantially all of the property and assets of the Company to a non-affiliated third party; (ii) any merger or consolidation with a non-affiliated third party to which the Company is a party and as a result of which the holders of the voting securities of the Company immediately prior thereto own less than a majority of the outstanding voting securities of the surviving entity immediately following such transaction; or (iii) any Person or group of Persons (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall beneficially own (as defined in Rule 13d-3 under the Exchange Act) securities of the Company representing 50% or more of the combined voting power of the voting securities of the Company then outstanding, then the Purchaser shall thereafter have the right to convert its shares of the Class B Stock into the kind and amount of securities, cash and other property receivable upon such reorganization, reclassification, consolidation, merger or disposition by the Purchaser of the number of shares of Common Stock that the Purchaser would have received had it converted its shares of Class B Stock immediately prior to such reorganization, reclassification, consolidation, merger or disposition pursuant to Section 4(c)(i). For purposes of this section, “voting securities” shall mean securities, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions). The foregoing provisions of this section shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or dispositions.

     (g)     Purchase obligation. Following the five-year anniversary of the date of this Agreement, on each six-month anniversary thereafter, the Company shall determine the aggregate value of the shares of Class B Stock held by the Purchaser. The value of each share of Class B Stock shall equal the fair market value of one share of the Common Stock on such date, to be calculated as follows: (i) if the Common Stock is listed or admitted to trading on a national securities exchange, the last reported sale price of the Common Stock, regular way, on such day or in case no sale takes place on such day, the average of the reported closing bid and asked prices of the Common Stock, regular way, on such day, in either case as reported on such exchange; or (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange, but is listed on the Nasdaq National Market, the closing sale price of the Common Stock on such day, or in case no sale is publicly reported for such day, the average of the representative closing bid and asked quotations for the Common Stock, as reported on Nasdaq; or (iii) if the Common Stock is not listed or admitted to trading on the Nasdaq National Market, the average of the bid and asked prices for the Common Stock as furnished for such day by Nasdaq, or, if not furnished by Nasdaq, by any New York Stock Exchange, Inc. member firm regularly making a market in the Common Stock and selected for such purpose by the Company’s board of directors; or (iv) if no public market exists for the Common Stock, as determined in good faith by the Company’s board of directors. If the aggregate value of the Class B Stock held by the Purchaser is determined to be less than $500,000, then the Purchaser shall purchase from the Company such number of shares of Class B Stock as would equal the difference between the value of the Class B Stock as determined herein and $500,000. The purchase price of such shares of Class B Stock would be payable to the Company by wire transfer in immediately available funds to an account designated by the Company no later than one business day after the determination of the value as provided herein. If such six-month anniversary falls on any day that is not a Trading Day, then the determination of the value of the Class B Stock shall be made on the next immediately following Trading Day.

5.     Taxes on Exchange. The Company will pay any and all stamp or similar taxes that may be payable in respect of the issuance and delivery of shares of Common Stock upon exchange of shares of Class B Stock pursuant to Section 4(c)(i).

6.     No Registration under Federal or State Securities Laws. (a) The Purchaser acknowledges that the Shares have not been registered under the Securities Act or the securities laws of any state by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws, and that the Company’s reliance on such exemptions is predicated on the accuracy and completeness of the Purchaser’s representations, warranties, acknowledgements and agreements contained herein. Accordingly, the Shares may not be offered, sold, transferred, pledged or otherwise disposed of by the Purchaser without an effective registration statement under the Securities Act and any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from registration. The Purchaser acknowledges that the Company is not required to register the Shares under the Securities Act or any applicable state securities laws or to make any exemption from registration available. The Purchaser understands that the Shares, and any shares of Common Stock issued in exchange for Shares, will bear legends substantially to the effect of the following:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE
SECURITIES LAWS OF ANY STATE. THE SHARES MAY NOT BE OFFERED, SOLD,
TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE
REGISTRATION STATEMENT UNDER THE ACT AND UNDER ANY APPLICABLE STATE
SECURITIES LAWS, RECEIPT OF A NO-ACTION LETTER ISSUED BY THE
SECURITIES AND EXCHANGE COMMISSION (TOGETHER WITH EITHER
REGISTRATION OR AN EXEMPTION UNDER APPLICABLE STATE SECURITIES LAWS)
OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT THE PROPOSED
TRANSACTION WILL BE EXEMPT FROM REGISTRATION UNDER THE ACT AND
APPLICABLE STATE SECURITIES LAWS.”

and that the Company will place a stop order against the transfer of the certificates representing the Shares and refuse to effect any transfers thereof in the absence of satisfying the conditions contained in the foregoing legend.

     (b)     The Purchaser acknowledges that no public market now exists for Class B Common Stock and there is no assurance that a public market will ever exist for such securities.

7.     Transfers. The Purchaser shall not sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, any shares of Class B Stock owned by the Purchaser, except for exchanges and repurchases in compliance with Section 4.

8.     No Preemptive Rights. The Purchaser shall have no preemptive or preferential right of subscription to any shares of stock of the Company, or to options, warrants or other interests therein or therefor, or to any obligations convertible or exchangeable into stock of the Company (except as provided herein), issued or sold, or any right of subscription to any security thereof other than such, if any, as the Company’s board of directors, in its discretion, may determine from time to time and at such price or prices as the Company’s board of directors may fix from time to time.

9.     Miscellaneous.

     (a)     Payment of Expenses. Each party shall pay its own expenses incurred in connection with this Agreement.

     (b)     Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties with respect to the transactions contemplated hereby and may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the party or parties sought to be affected.

     (c)     Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by, the Company and the Purchaser, and the Company’s or the Purchaser’s respective heirs, beneficiaries, executors, successors, representatives and assigns, as the case may be.

     (d)     Further Assurances. From time to time, at the other party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     (e)     Notices. All notices, claims, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time when hand delivered, when received if sent by facsimile or by same day or overnight recognized commercial courier service, or three days after being mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

If to the Purchaser:

Specialty Risk Solutions, LLC
150 S. Wacker Drive, Suite 1300
Chicago, IL 60606
Facsimile: 312-251-3170
Attention: Scott H. Keller, Managing Member

If to the Company:

Specialty Underwriters’ Alliance, Inc.
8585 Stemmons Freeway
Suite 200, South Tower
Dallas, Texas 75247
Facsimile: 214-889-8800
Attention: Courtney C. Smith

with a copy to:

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
Facsimile: 212-806-6006
Attention: William W. Rosenblatt, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the other party in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     (f)     Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law; however, if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     (g)     Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. All representations, warranties, covenants and agreements contained herein shall survive the execution and delivery of this Agreement, the closing and any investigation made by any party hereto.

     (h)     No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     (i)     No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

     (j)     Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

     (k)     Governing Law. This Agreement will be governed as to formation, performance, interpretation and enforcement by the laws of the state of New York, without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     (l)     Arbitration. (i) Any dispute arising out of the interpretation, performance or breach of this Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent certified or registered mail, return receipt requested. One arbitrator shall be chosen by each of the Company and the Purchaser and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within thirty (30) days after being requested to do so by the other party, the latter, after ten (10) days’ notice by certified or registered mail of its intention to do so, shall request the American Arbitration Association (“AAA”) to appoint the second arbitrator. If the two arbitrators are unable to agree upon the third arbitrator within thirty (30) days of their appointment, the arbitrators shall request the AAA to select the third arbitrator.

          (ii)     Within thirty (30) days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in New York, New York, and the panel shall apply the law of the state of New York. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate. In no event shall the panel award punitive or exemplary damages. The panel shall make its decision considering the custom and practice of the applicable insurance business within forty-five (45) days following the termination of the hearings. Either party may apply to a United States District Court or to a State Court of competent jurisdiction for an order confirming the arbitration award; a judgment of such court shall thereupon be entered on the award. If such an order is issued, the attorneys’ fees of the party so applying and court costs will be paid by the party against whom confirmation is sought.

          (iii)     The parties hereto shall share the expense of the arbitrators equally. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs, interest and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent not prohibited by law.

          (iv)     Any arbitration proceeding under this Agreement will not be consolidated or joined with any arbitration proceeding under any other agreement, or involving any other property or premises, and will not proceed as a class action.

     (m)     Jurisdiction. Subject to the provisions of Section 9(l), the Company and the Purchaser each (i) hereby irrevocably submits to the jurisdiction of the state and federal courts located in the city and state of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the transactions contemplated hereby and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceedings brought in one of the above-named courts is improper, or that this Agreement, or the transactions contemplated hereby, may not be enforced in or by such court. Nothing contained in this section shall affect the right of the Company or the Purchaser to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Company or the Purchaser in any other jurisdiction. In the event the Company or the Purchaser should commence or maintain any action arising out of or related to this Agreement in a forum other than the state and federal courts located in the city and state of New York, the Purchaser or the Company, as the case may be, shall be entitled to request the dismissal of such action, and the Company or the Purchaser, as the case may be, stipulate that such action shall be dismissed.

     (n)     Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     (o)     Gender and Number. Any words used in the masculine, feminine or neuter shall read and be construed in the masculine, feminine or neuter where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply.

[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Purchaser and the Company as of the day and year first above written.

THE COMPANY: SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
By:	/s/ Courtney C. Smith ___________________________
	Name:	Courtney C. Smith
	Title:	President and CEO

THE PURCHASER: SPECIALTY RISK SOLUTIONS, LLC
By:	/s/ Scott Keller ___________________________
	Name:	Scott Keller
	Title:	Managing Director

Schedule A

PURCHASER:
(Please provide company name, address, telephone, facsimile and contact person)

Specialty Risk Solutions, LLC
150 S. Wacker Drive, Suite 1300
Chicago, IL 60606
Facsimile: 312-251-3170
Attention: Scott H. Keller, Managing Member

Schedule B

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

Pursuant to Sections 228 and 242 of the
Delaware General Corporation Law

          The undersigned, being the Chief Executive Officer of Specialty Underwriters’ Alliance, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the Corporation is Specialty Underwriters’ Alliance, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 3, 2003. The Certificate of Amendment of the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 10, 2003.

     2. This Amended and Restated Certificate of Incorporation was duly adopted by written consent of the stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law.

     3. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Corporation’s Certificate of Incorporation as heretofore restated and amended.

     4. The text of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

     FIRST: The name of the Corporation is Specialty Underwriters’ Alliance, Inc.

     SECOND: The Corporation’s registered office in the State of Delaware is at 9 East Loockerman Street, Suite 1B, in the City of Dover, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.

     THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The maximum number of shares that the Corporation shall be authorized to issue and have outstanding at any one time shall be (i) seventy-five million (75,000,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”), (ii)

two million (2,000,000) shares of Class B Common Stock, par value $0.01 per share (the “Class B Stock”), and (iii) one million (1,000,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

1.	Common Stock

          The holders of the Common Stock shall be entitled to one vote per share. The holders of the Class B Stock shall not be entitled to any voting rights except as otherwise required by law but shall otherwise have the same rights as the holders of Common Stock, including the right to share equally in any dividends distributed to the holders of the Common Stock and in any distribution to the holders of the Common Stock pursuant to a dissolution. Certain holders of the Class B Stock may have a contractual right to exchange their shares into shares of Common Stock. The Corporation may have a contractual right to repurchase shares of the Class B Stock from certain holders thereof.

2.	Preferred Stock

          The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Paragraph FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and to establish from time to time the number of shares included in each such series, but not below the number of shares then issued, and to fix the designation, powers, preferences, and relative rights of the shares of each such series and the qualifications, or restrictions thereof. The authority of the Board of Directors with respect to each shall include, but not be limited to, determination of the following:

          (a) The number of shares constituting that series and the distinctive designation of that series;

          (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that series;

          (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different rates;

          (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (h) Any other relative rights, preferences and limitations of that series.

          FIFTH: The name and mailing address of the incorporator is as follows:

Purvi Shah Debevoise & Plimpton 919 Third Avenue New York, New York 10022

          SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

          (a) The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-Laws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors maybe removed, as provided in the By-Laws.

          (b) The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by written ballot.

          (c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

          (d) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or this Certificate of Incorporation otherwise provide.

          (e) The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Neither the amendment or repeal of this section nor the adoption of any provision of this Certificate of Incorporation inconsistent with this section shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or adoption.

          (f) The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Corporation shall advance expenses to the fullest extent permitted by said Section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

          SEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Courtney C. Smith, its Chief Executive Officer, this 10th day of May, 2004.

/s/ Courtney C. Smith

Name:	Courtney C. Smith
Title:	Chief Executive Officer

Schedule C

PARTNER AGENT PROGRAM AGREEMENT

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
PARTNER AGENT PROGRAM AGREEMENT

This Partner Agent Program Agreement (“Agreement”) is entered into as of the 11th day of May, 2005 (the “Effective Date”) by and between Specialty Underwriters’ Alliance, Inc. and its property and casualty insurance subsidiaries and affiliates (collectively the “Company”) and Specialty Risk Solutions, LLC (the “Partner Agent”).

The parties hereto agree to develop and administer an insurance program known as described in Exhibit A attached hereto. This Agreement pertains only to that Program business, with the Company and the Partner Agent agreeing as follows:

I.	AUTHORITY

A.	Partner Agent’s authority is subject to the terms of this Agreement and Company’s Program description, underwriting guidelines, system templates, service standards, form and rate and other filings, and authority limits provided by Company to Partner Agent (“Company Guidelines”). Company appoints Partner Agent as its exclusive Partner Agent for five (5) years for the Program from the Effective Date within the territory specified in the Company Guidelines solely for the following purposes:

1.	To solicit, receive, and bind proposals for commercial lines insurance in accordance with the Company Guidelines.

2.	To pre-screen applications and estimate rates and/or premiums in accordance with the Company Guidelines.

3.	To endorse in-force policies in accordance with Company Guidelines.

4.	To collect, receive, account for, and pay to Company, premiums on policies written by Company, and to refund to the policyholder or insured, as appropriate (or to Company if requested by Company), return premiums as provided in the applicable policy.

5.	To issue, countersign (where necessary), and deliver policies executed by authorized officers of Company.

6.	To effect conditional renewals, cancellation and non-renewal of policies in accordance with Company Guidelines and applicable law.

B.	Partner Agent may delegate its authority in writing to designated employees.

C.	Partner Agent’s authority is subject to compliance with (and Partner Agent shall not alter, modify, or change and shall not waive any provision in) the applicable forms, rules, or rates of Company, according to their exact terms and to all applicable laws and regulations.

D.	Company shall have the right to reject any application or business submitted by Partner Agent or to modify, cancel, or refuse to renew any policies written by Company hereunder by giving Partner Agent written notice of effective date of changes that would affect this business.

E.	Partner Agent shall, within twenty (20) calendar days of the inception of coverage, provide to Company all data and statistical information relating to the underwriting of accounts. Partner Agent is authorized to issue binders, certificates or other evidence of insurance.

F.	The Company Guidelines may be amended or new Company Guidelines may be adopted at the Company’s discretion without the need to amend this Agreement. Such amendments or new Company Guidelines will be provided to the Partner Agent in writing and must be implemented by Partner Agent in accordance with Company’s instructions. Company will give Partner Agent reasonable notice in which to enact such changes.

G.	Company retains the right to modify, cancel, conditionally renew or non-renew any and all policies solely in Company’s discretion.

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H.	Partner Agent has no authority to solicit, negotiate or place any reinsurance on behalf of Company.

II.	OBLIGATIONS OF AGENT

A.	Partner Agent represents and warrants that (i) Partner Agent has any and all ownership or other rights in the business contemplated herein necessary to place such business with Company under this Agreement; (ii) Partner Agent placing business under this Agreement is not in violation of any duty or obligation owed to any other entity or person; and (iii) Partner Agent is, and will continue to be, authorized and licensed to perform all acts set out in this Agreement while providing services under this Agreement.

B.	The Program, as more specifically described in the Company Guidelines and in Exhibit A of this Agreement, will be mutually exclusive, unless otherwise stated in this Agreement. Partner Agent will be allowed to complete existing obligations under insurance policies with other insurance carriers for the Program. Unless otherwise specifically stated in this Agreement, Company will not accept business encompassed within the Program from any entity other than Partner Agent during the term of this Agreement. Partner Agent shall exclusively represent Company and shall not represent any other insurance company or similar entity in relation to the Program. Partner Agent may be allowed to write business with other insurance carriers for any portion of the Program not offered by Company (“Other Business”) so long as Partner Agent notifies Company in writing of Other Business and Company has a right of first refusal to write Other Business. In the event that a conflict exists as to whether Partner Agent is authorized to represent an existing or prospective policyholder, Company may honor the policyholder’s written producer of record designation signed by the policyholder. Notwithstanding the foregoing, Company shall be under no obligation to honor a written producer of record designation from a policyholder before accepting business from a designated Partner Agent, and Company’s determination of which agent of Company represents Company with regard to a particular policyholder shall be final and binding.

C.	Partner Agent shall be responsible for compliance with all applicable state and federal laws, regulations, rules, and requirements relating to the performance of Partner Agent’s obligations and the general standards, rules, and regulations of the insurance industry and all Company Guidelines as provided by Company in writing.

D.	Partner Agent shall keep true, separate, accurate, and complete records of all transactions related to the policies and all correspondence.

E.	All records and documents applicable to the business relationship between Company and Partner Agent shall be maintained by Partner Agent in a form and manner that is (i) requested by Company, and (ii) secure and in accordance with Company’s record retention guidelines and insurance regulatory practices. Such records and documents shall continue to be maintained in a secure manner during the Term and for a period of no less than five (5) years (or such longer period as Company may request or is needed in order to preserve such records and documents under state statutes of limitations) after termination of this Agreement. At the end of such five (5)-year period or at any time Company requests, Partner Agent shall provide Company with originals or copies of such records and documents. No records or documents shall be destroyed at any time prior to five (5) years or according to state regulation without Company’s prior written consent.

F.	All records and documents of Partner Agent may be audited, examined, and/or copied by representatives of Company at any time during normal business hours and shall be made available for examination to reinsurers, or to any state insurance department or regulatory body which so requires. Additionally, Partner Agent shall permit authorized employees and representatives of Company to review the operations of Partner Agent, both at its place of business and at other locations during business hours upon ten (10) days written notice by Company.

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G.	Partner Agent shall notify Company within forty-eight (48) hours of notice or receipt of any complaint filed with any state insurance department or other regulatory authority relating to the policies, whether against Company or Partner Agent. The parties will work together to promptly and adequately respond to any such complaint. If requested by Company, Partner Agent shall prepare a response to any such complaint or, at Company’s discretion, provide a complete written account to Company such that Company can respond; however, no response shall be sent by Partner Agent prior to consulting with Company regarding such response. Company retains the final authority on all responses relating to complaints against Company. Company may establish formal complaint handling procedures for Partner Agent to follow which are consistent with the requirements set forth herein.

H.	Partner Agent shall not contact any state insurance department or other regulatory authority, directly or indirectly, with regard to Company’s business without the prior written consent of Company. Partner Agent shall notify Company immediately in the event that Partner Agent receives any contact from any such department or authority with regard to Company’s business.

I.	Partner Agent shall utilize automated business processing through Company’s centralized technology system (“Company System”). Partner Agent shall be responsible for any integration required for Company System to operate with other third party systems of Partner Agent.

J.	If Company provides access to Company information or networks through computer access, Partner Agent shall be responsible for maintaining the security and integrity of such information and of Company’s systems. Partner Agent shall not introduce into Company’s systems any virus or other harmful agent. Partner Agent shall be responsible for assuring the quality of policy, premium, accounting and statistical data submitted to Company consistent with Company standards. Partner Agent agrees to adhere to the terms and conditions governing Partner Agent’s use of any existing Company website or any website Company may own, make available, operate, acquire, use from time to time, create or sponsor in the future, and related services available under any such website. These terms and conditions regarding use of any website or the content of any website may change without notice to Partner Agent. Partner Agent’s use of these websites constitutes agreement to the terms and conditions that exist at each point in time Partner Agent uses any such website. Partner Agent may not use the name, logo, or service mark of Company or any of its affiliates in any advertising, promotional material, internet site, or in any material disseminated by Partner Agent without the prior written consent of Company. Partner Agent shall maintain copies and provide an original to Company of any advertisement or other materials approved by Company along with full details concerning where, when, and how it was used. Use of any authorized item shall be limited to the scope of the current request and approval, unless specifically authorized for broader use by Company. Partner Agent must obtain re-authorization of all items at least annually.

K.	All expenses associated with Partner Agent’s performance hereunder shall be the responsibility of Partner Agent, including but not limited to general office expenses, automation expenses, systems integration expenses, marketing expenses, broker, producer, or countersigning commissions, fees, and taxes.

L.	Partner Agent agrees that the Company rates, rating manuals, forms, Company Guidelines, program analysis, underwriting records, management reports, and any information as may have been or shall be provided by Company to Partner Agent (the “Company Confidential Information”) are confidential and proprietary to Company, shall be considered trade secrets of Company, and shall not be disclosed to any third parties. Partner Agent agrees to maintain the confidentiality of the Company Confidential Information. Partner Agent shall be responsible to ensure that Partner Agent’s employees, agents, and representatives are aware of and sensitive to the proprietary nature of the Company Confidential Information, of the importance of confidentiality, and need to comply with the confidentiality requirements in this Agreement. All Company Confidential Information shall be returned by Partner Agent to Company immediately upon request.

M.	Partner Agent agrees that Partner Agent and its employees, agents, and representatives are (i) aware of the sensitive and proprietary nature of any and all information each may receive with regard to applicants, policyholders, beneficiaries of policies, and claimants

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(the “3rd Party Confidential Information”); and (ii) aware of and will comply with: (a) any and all applicable laws, regulations, rules, and requirements relating to the 3rd Party Confidential Information; (b) the general standards, rules, and regulations of the insurance industry relating to the 3rd Party Confidential Information; and (c) all written instructions provided to Partner Agent from time to time by Company relating to the 3rd Party Confidential Information. Partner Agent shall comply with Company’s privacy policies and shall hold all 3rd Party Confidential Information in trust and confidence in compliance with Company’s privacy policy, and shall use the 3rd Party Confidential Information only for the purpose contemplated in this Agreement. Partner Agent agrees that it shall immediately refer any question concerning any aspect of Company’s privacy policy to Company for resolution.

N.	If requested by Company, Partner Agent agrees to become a member of Company’s Partner Agent committee (“Partner Agent Advisory Committee”). Partner Agent or appropriate designee shall attend all meetings of the Partner Agent Advisory Committee, provide input at such meetings, and cooperate fully with the Partner Agent Advisory Committee in all aspects.

O.	Partner Agent agrees to purchase a certain amount of Class B exchangeable common stock (“Partner Agent Stock”) as more specifically outlined in the Securities Purchase Agreement dated as of the date hereof by and between the Company and the Partner Agent (“Securities Purchase Agreement”) which is hereby incorporated by reference as an integral part of this Agreement.

III.	OBLIGATIONS OF COMPANY

A.	Company shall act in accordance with the terms of this Agreement and will pay Partner Agent a commission in accordance with Exhibit A (“Commission”) and a share of profits in accordance with Exhibit B (“Profit Sharing” which, together with “Commission”, is the “Compensation”) attached hereto and referenced herein. Partner Agent shall be responsible for paying any compensation due to its sub producers.

B.	Company shall provide for the payment of all excise taxes, premium taxes (except surplus lines taxes) and assessments;

C.	Company shall appoint Partner Agent as required by various state laws and regulations;

D.	Company will develop and maintain Company System.

IV.	CLAIMS AND COVERAGE

A.	Partner Agent shall immediately notify and cooperate with Company if Partner Agent receives notice of any claim or potential claim which could involve Company, any of its affiliates or subsidiaries, or the business written hereunder.

B.	Partner Agent has no authority to adjust or settle any claims arising out of or in connection with policies, shall not make any statements regarding the application of coverage to specific situations, whether actual or hypothetical, and shall not commit Company to any liability in connection with any actual or potential claim or loss.

C.	Partner Agent shall immediately report all claims, or potential claims, suits, or losses relating to the policies to Company or to an assigned adjuster or claim representative who has been designated by Company. Partner Agent shall cooperate fully with Company or the assigned adjuster or claim representative in the investigation, adjustment, settlement, and payment of claims and coverage matters. All records, files, correspondence, or other materials pertaining to claims shall be the sole property of Company.

D.	Company will consult with Partner Agent on the selection of vendors and claims handling procedures (“Vendor Selection and Claims Procedures”). Company retains sole discretion for Vendor Selection and Claims Procedures.

V.	COMPENSATION OF AGENT

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A.	Company shall pay Partner Agent the Commission and Profit Sharing as respectively described in Exhibit A and Exhibit B.

B.	With one hundred eighty (180) days advance written notice, for reasons related to regulatory constraints or industry issues including but not limited to Program coverage resulting in an insurance industry or market downturn, the Company reserves the right to adjust Partner Agent’s Commission as described in Exhibit A.

C.	Effective at any time after a minimum of one hundred eighty (180) days advance written notice to Partner Agent, Company may adjust the current payout period of Profit Sharing as described in Exhibit B.

D.	It is understood and agreed that the Compensation paid hereunder shall be full compensation for all services rendered by Partner Agent pursuant to this Agreement.

E.	Partner Agent shall refund Commission, or other fees or amounts retained by Partner Agent, to the policyholder or insured, as appropriate, or to Company if requested by Company, from Partner Agent’s own funds on a pro-rata basis on return premiums at the same rate as paid to Partner Agent.

F.	The Commission applicable to multiple year policies (if Company has bound such policies through Partner Agent) shall be the Commission that is in effect for such policy during the year in which the policy is initially written, and such Commission shall apply throughout the term of any such policy.

G.	Partner Agent shall have no authority to, and shall not collect any fee(s) on, the policies unless specifically authorized by Company and permitted by law.

H.	Partner Agent shall calculate Commission based on premiums collected by Partner Agent for policies reported to Company.

VI.	PREMIUMS AND ACCOUNTING

A.	Partner Agent shall be responsible for collecting premiums, whether advance, deposit, developed, installment, audit, renewal, additional, or otherwise, on all policies other than direct-bill policies. Despite the foregoing, however, Company reserves the right, in its sole discretion, to communicate with, to directly collect premium from, and/or to cancel or non-renew policies of, its insureds. Except as otherwise provided in this Agreement, Partner Agent shall be liable for and pay all earned premium to Company, even if Partner Agent does not collect such premium from the policyholder. Uncollected premiums shall be remitted from Partner Agent’s own funds and not the Premium Trust Fund. Partner Agent may deduct Commission from the Premium Trust Fund only after any amount that is due for Partner Agent Stock is paid to Company.

B.	Within 10 days from the last day of each month, Company shall provide Partner Agent with a monthly itemized statement (the “Statement”) of money due to Company. Amounts due to Company pursuant to the Statement shall be remitted to Company on or before the fifteenth day of the following month the Statement was rendered. In the event of differences between Partner Agent’s and Company’s records, Partner Agent shall provide all necessary information to permit proper adjustment. Any dispute respecting such Statement shall be resolved based on Company’s records.

C.	All premiums collected by Partner Agent are the property of Company, shall not be commingled with any other funds, shall be held in trust on behalf of Company in a fiduciary capacity, and shall be deposited and maintained in an account separate and segregated from Partner Agent’s own funds or funds held by Partner Agent on behalf of any other company or person (the “Premium Trust Fund”). The Premium Trust Fund shall be placed in an interest bearing account in a bank and account approved by Company in advance. Unless Partner Agent has breached this Agreement, Partner Agent shall be authorized to retain the interest on the Premium Trust Fund. Company may request at any time, and Partner Agent shall provide, a reconciliation of the funds deposited in, and balance due to Company from, the Premium Trust Fund.

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D.	The omission of any item(s) by the Company from the Statement does not affect Partner Agent’s responsibility to properly account for policies and pay all amounts due, nor does it prejudice the rights of Company to collect such amounts.

E.	Partner Agent shall be liable for premiums on policies written through submissions to Partner Agent by other brokers or producers, whether or not collected by Partner Agent or such brokers or producers.

F.	No premium advances may be made by Partner Agent from the Premium Trust Fund, and premium advanced on behalf of any insured by the Partner Agent shall not be reversed. Partner Agent accepts full responsibility for such premiums.

G.	After making a diligent effort to collect such premiums and submitting documentation of that diligent effort to Company which Company reasonably determines to be sufficient, Partner Agent may request in writing that premiums due as a result of audit of a particular insured be collected directly by Company. Company agrees to assume responsibility for collecting such additional premiums. Company will have no obligation to collect amounts hereunder unless Partner Agent’s written request is made within 45 days of the billing date shown on the audit statement. Partner Agent shall not be entitled to Compensation on premiums Partner Agent requests Company to collect or Company undertakes to collect, regardless of the amounts collected by Company.

H.	Should Partner Agent default in any payment of premiums on any policy, Company shall have the right to require that all premiums on all policies are due and payable immediately.

I.	Partner Agent agrees to be responsible for the payment of any applicable surplus lines taxes and the filing of all affidavits as required by the applicable entities, and shall provide Company with written evidence of such payment and compliance on a quarterly basis.

J.	Partner Agent shall not be entitled to any Compensation on any premium which Company determines (i) to collect (whether or not collected), (ii) in its sole discretion to write-off, or (iii) is overdue and is collected by Company, regardless of the amounts collected. Nothing contained herein shall alter Partner Agent’s obligation to remit all premium to Company, whether or not collected.

VII.	INSURANCE AND INDEMNITY

A.	Partner Agent shall maintain the following insurance amounts with an insurer having a rating with A.M. Best of at least “A-“: (i) errors and omissions insurance covering Partner Agent and its employees in the minimum amount of $1,000,000 per claim, $2,000,000 aggregate, with a deductible not exceeding an amount agreed by Company, (ii) fidelity insurance covering Partner Agent and its employees in the minimum amount of $1,000,000 and (iii) general liability insurance covering Partner Agent and its employees in the minimum amount of $1,000,000. Partner Agent agrees to immediately notify Company when it receives notice of lapse, increased deductibles, decreased coverage, non-renewal, or termination of any such coverage. Partner Agent agrees to notify Company of any claim brought under any errors and omissions or fidelity insurance which arises out of or is connected with a policy or policies. At the inception of this Agreement and on or before January 31 of each year thereafter, Partner Agent shall furnish Company proof of this insurance.

B.	Company agrees to fully indemnify, defend, and hold harmless Partner Agent from any and all liability, claims, demands, suits, fines and penalties, expenses, costs and attorney fees, made or assessed against or incurred by Partner Agent or the officers, directors, or affiliates of Partner Agent, that may arise by reason of any act, error, or omission of or any misrepresentation by Company or its officers or employees.

C.	Partner Agent agrees to fully indemnify, defend, and hold harmless Company from any and all liability, claims, demands, suits, fines and penalties, expenses, costs and attorney fees, made or assessed against or incurred by Company or the officers, directors, or affiliates of Company, that may arise by reason of any act, error, or omission of or any misrepresentation by Partner Agent, its officers or employees, or brokers or producers submitting business to the Partner Agent pursuant to this Agreement.

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D.	The indemnifying party shall have the right to direct the investigation, settlement, and defense of any such claim, complaint or action. If the indemnifying party assumes the defense of any such action, such party shall not be liable to the indemnified party for any expenses incurred by such indemnified party in connection with such action.

VIII.	TERM AND TERMINATION

A.	This Agreement shall commence on the Effective Date and shall be continuous until terminated (the “Term”).

B.	At any time during the Term hereof, Partner Agent may terminate this Agreement without cause on one hundred eighty (180) days written notice of termination to Company. Partner Agent’s authority to place new business with Company shall cease immediately upon receipt of such notice of termination. Partner Agent’s authority to renew business with Company shall cease as of the effective date of termination.

C.	At any time during the Term, Company may terminate this Agreement on one hundred eighty (180) days (or such longer period as mandated by regulation) written notice of termination to Partner Agent if Partner Agent has not met the Company Guidelines pertaining to profitability and/or production. Partner Agent’s authority to submit new business with Company will cease on ninety (90) days after receipt of such notice of termination. Partner Agent’s authority to submit renewals with Company shall cease as of the effective date of termination. Any disputes regarding Company Guidelines shall be determined in Company’s sole discretion.

D.	Upon written notice, Company may immediately terminate this Agreement in whole or in part for cause, which shall include, but not be limited to, the following:

1.	Partner Agent, or its parent or any affiliated corporation becomes insolvent, institutes or acquiesces in the institution of any bankruptcy, financial reorganization, or liquidation proceeding or any such proceeding is instituted against Partner Agent or its parent corporation (Partner Agent shall immediately notify Company of same); or

2.	Partner Agent, or the owner of a controlling interest in Partner Agent, sells, exchanges, transfers, assigns, consolidates, pledges or causes to be sold, exchanged, transferred, assigned, consolidated, or pledged: (i) all or substantially all of the assets of Partner Agent, or any entity controlling Partner Agent, to a third party, or (ii) a controlling interest in Partner Agent, or any entity controlling Partner Agent, to a third party (Partner Agent shall immediately notify Company of same); or

3.	Partner Agent fails to correct material deficiencies as noted in any agency audit or program review within the time frame set out in the audit; or

4.	Partner Agent fails to render timely and proper reports or premium accounting as required, or remit premiums when due; or

5.	Partner Agent fails to maintain premium funds in trust as required in this Agreement; or

6.	Partner Agent engages in acts or omissions constituting abandonment, fraud, insolvency, misappropriation of funds, material misrepresentation, or gross and willful misconduct; or

7.	Partner Agent’s license or certificate of authority is cancelled, suspended, or is declined renewal by any regulatory body within the Territory where Partner Agent transacts or services policies (Partner Agent shall immediately notify Company of same); for fraud or if for more than thirty (30) days for any other reason; or

8.	Partner Agent otherwise materially breaches this Agreement.

E.	In the event this Agreement is terminated or any authority of Partner Agent is suspended, limited, or terminated (whether by Company, Partner Agent, or agreement of the parties), Partner Agent shall, subject to all terms, conditions, and restrictions contained in this Agreement, service all business until all such business has been completely cancelled, non-renewed, or otherwise terminated and all claims hereunder have been closed. Company may, in its sole discretion,

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immediately suspend or terminate Partner Agent’s continuing service obligation as outlined in Program Guidelines. Notwithstanding the foregoing, Partner Agent shall not, without the prior written approval of Company, increase or extend the Company’s liability under, extend the term(s) or condition(s) of, or cancel and re-write, any policies.
If Partner Agent fails to fulfill any service obligation under this Agreement or comply with this Agreement, then Partner Agent shall reimburse Company any expense incurred by Company as a result of non-compliance, or in servicing or arranging for the servicing of business, or such amounts may be offset by Company.

F.	Any notice of termination shall be in writing and sent by certified mail or personally delivered. Such notice shall be deemed received three (3) days from the date of mailing or, if personally delivered, the date delivered. Unless changed by giving written notice to the other party, the addresses of the respective parties are:

Partner Agent:

Specialty Risk Solutions, LLC 150 S. Wacker Drive, Suite 1300 Chicago, IL 60606 Facsimile: 312-251-3170 Attn: Scott H. Keller, Managing Member

Company:

SpecialtyUnderwriters’ Alliance, Inc. 222 South Riverside Plaza Chicago, IL 60606 Facsimile: 1-312-277-1800 Attention: Scott Goodreau, General Counsel

IX.	GENERAL PROVISIONS

A.	If Partner Agent breaches this Agreement for any reason whatsoever, Company may, in lieu of terminating the Agreement, suspend some or all of the authority of Partner Agent under this Agreement. Additionally, Company may suspend the authority of Partner Agent during the pendency of any dispute regarding termination or suspension.

B.	During the Term and following termination of the Agreement, if Partner Agent has made full payments of all amounts due Company and continues to do so in a timely manner, then the expirations and renewals shall be the property of Partner Agent; provided, however, that Company shall have the absolute right to write or renew such business as may be required by law, and to take any and all actions with regard to the business as may be required in order to service the business or as may be required by law or pursuant to the policy’s terms.

If, during the Term and following termination of this Agreement, Partner Agent has not made full payment to Company, the expirations and renewals shall not be the property of Partner Agent, and the Company shall be entitled to the expirations and renewals, and the use and control of the expirations and renewals shall be vested in Company for sale, use, or disposal as Company deems fit.

C.	Partner Agent will advise Company promptly if it, an employee of Partner Agent, or any of Partner Agent’s brokers or producers have been or are in the future convicted of a felony.

D.	This Agreement and the Securities Purchase Agreement constitute the entire agreement between Company and Partner Agent and supersedes any and all other agreements, either oral or written,

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between Company and Partner Agent with respect to the business. No waiver by either party to enforce any provisions of this Agreement will be effective unless made in writing and signed by an authorized officer of Company and Partner Agent and shall be effective as to the specifically stated waiver date. No amendment to this Agreement will be effective unless made in writing and signed by the parties hereto, and specifying the effective date of such amendment.

E.	Company may combine or offset any balances or funds owed by Partner Agent to Company against any balances or funds owed to Partner Agent by Company under this Agreement or any other agreement between the parties. Because the funds held by Partner Agent are held in trust for Company, Partner Agent may not offset any balance due from Company to Partner Agent under this Agreement or under any other agreement with Company or any other party against the Premium Trust Fund.

F.	This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its rules regarding conflict of laws. Notwithstanding the foregoing, matters relating to agency termination and Partner Agent’s right or Company’s obligations on termination shall be governed solely by the applicable insurance laws, if any, of the state in which Partner Agent is domiciled. The parties hereto consent to the jurisdiction of the courts of the State of Illinois in any matters pertaining to this Agreement which are not otherwise resolved in accordance with subsection G. below.

G.	Except as provided herein, all unresolved differences of opinion or disputes between Company and Partner Agent arising out of or in connection with this Agreement or any transaction hereunder shall first be attempted to be settled by a good faith meeting of a member of senior management of each of Company and Partner Agent and/or by mediation. If any unresolved differences of opinion or disputes still exist after such meeting, then such matters shall be submitted to arbitration in accordance with the rules relating to commercial arbitration of the American Arbitration Association. Arbitration initiated by one party will allow the other party to select the situs of the arbitration proceedings. Notwithstanding the foregoing, Company shall be entitled to the issuance of an injunction or other legal or equitable action to obtain premiums or monies due, to prohibit Partner Agent’s use of funds, to prohibit Partner Agent’s writing business in violation of this Agreement, or to require Partner Agent’s deposit of such funds in accordance with this Agreement. If Company prevails in any such action, the cost and expense thereof, including attorneys’ fees, shall be borne by Partner Agent.

H.	Partner Agent may not assign this Agreement, delegate its duties, or assign its rights under this Agreement, unless otherwise agreed upon and authorized in writing in advance by Company.

I.	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

J.	The parties hereby agree that all provisions of this Agreement shall survive termination, except that Paragraph I (A) hereof shall only survive as modified by Article VIII.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the Effective Date first above written.

Specialty Underwriters’ Alliance, Inc.

By:	/s/ William Loder ____________________________________
Name Printed:	William Loder
Title:	Senior Vice President, Chief Underwriting Officer

Specialty Risk Solutions, LLC

By:	/s/ Scott H. Keller
____________________________________
Name Printed:	Scott H. Keller
Title:	Managing Member

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EXHIBIT A

COMMISSION SCHEDULE

A.	Except as otherwise provided in this Commission Schedule, Partner Agent’s Commission shall be as follows:

Program Description	Line of Business	Maximum Rate of Commission
Specialty Risk Solutions - Large Accounts for Schools, Municipalities and Pools associated with this business requiring SIR’s and Special pricing and structures.	All Commercial Property & Casualty and lines of business including Workers’ Compensation	15%

B.	The rates of Commission provided in this Schedule do not relate to the following types of business:

1.	Business which Company determines is specially rated, specially classified, or specially reinsured;

2.	Business written subject to a participating plan;

3.	Business placed through assigned risks, fair plans, pools, or other risk-sharing associations.

Commission rates for all such business shall be negotiated on an individual policy basis and agreed by Company in writing.

C.	Commissions different than provided herein may be agreed to in writing between Partner Agent and Company, and such agreement shall supercede this Commission Schedule.

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EXHIBIT B

PROFIT SHARING SCHEDULE

The Profit Sharing Due to Partner Agent will be calculated using the following Tables:

Table I
Profit Sharing Year [          ]

Premium
1.	Eligible Earned Premium for Profit Sharing Year	$	___
2.	Premium Written Off	$	___
3.	Ceded Facultative Reinsurance	$	___
4.	Net Eligible Earned Premium (Line 1 minus Line 2 minus Line 3)	$	___

Expenses
5.	Commissions incurred for Profit Sharing Year	$	___
6.	Losses and ALAE Incurred for Profit Sharing Year	$	___
7.	TPA Claims Fee for Profit Sharing Year	$	___
8.	Claims Charge for Profit Sharing Year (% times line 4)	$	___
9.	IBNR Charge for Profit Sharing Year	$	___
10.	Taxes, Licenses and Fees for Profit Sharing Year	$	___
11.	Operating Charge (% times line 4)	$	___
12.	Dividends Incurred for Profit Sharing Year	$	___
13.	Expense Total (Sum of Lines 5, 6, 7, 8, 9, 10, 11 and 12)	$	___

Profit Sharing Year Result
14.	Profit Sharing Year Result (Line 4 minus line 13) (Can be negative)	$	___
15.	Profit Sharing Factor		50%
16.	Profit to be Shared (Line 14 times Line 15) (Can be negative)	$	___
17.	Payout Factor		___	%
18.	Result (Line 16 times Line 17) (Can be Negative)	$	___

Based on this Table, the Partner Agent’s Combined Ratio is ___% (line 13 divided by line 4 times 100). The maximum Profit Sharing due the Partner Agent will be limited to 7% of Net Eligible Premium per Profit Sharing Year.

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LEGEND

Table I

Line 1.	Eligible Earned Premium shall mean direct premium earned for Profit Sharing Year which relates to Eligible Business less premium ceded (less ceding commission received) for treaty reinsurance specifically related to Eligible Business purchased by the Company for the Profit Sharing Year.

Line 2.	Premium Written Off shall include any premium due Company which Company has charged off as uncollectible for the Profit Sharing Year.

Line 3.	Ceded Facultative Reinsurance shall include earned premium ceded (less ceding commissions received) for facultative reinsurance specifically related to Eligible Business purchased by Company for Profit Sharing Year.

Line 5.	Commissions shall include the direct commissions and policy fees (if included in Eligible Earned Premium) incurred by Company for the Profit Sharing Year, relating to Eligible Business. Additionally, Company shall add to such total any amounts or expenses of Partner Agent which Company agrees to reimburse, assume, or share.

Line 6.	Losses and ALAE Incurred shall be direct losses and expenses incurred (paid plus case reserves) by Company on claims reported for the Profit Sharing Year relating to Eligible Business, excluding unallocated loss adjustment expense, plus any extra contractual or bad faith payments relating to Eligible Business less recoveries from Ceded Treaty and Facultative Reinsurance specifically related to eligible business.

Line 7.	TPA Claims Fee shall be actual fees incurred by the Company on behalf of the Partner Agent for the current Profit Sharing Year.

Line 8.	Claims Charge shall be a designated percentage determined by the Company based on unallocated loss adjustment expense for the current Profit Sharing Year times Net Eligible Earned Premium.

Line 9.	IBNR Charge shall be determined solely by the Company and shall include a provision for the reserve for Losses and ALAE Incurred but not reported during the Profit Sharing Year, which reserve shall include development on losses and ALAE already reported to Company. The IBNR calculation will take into consideration the specific lines and classes of business written by the Program Agent.

Line 10.	Taxes and Assessments shall include any loss based or premium based assessments and any expenses relating thereto, and premium taxes, boards, bureaus, and any miscellaneous taxes including insurance department licenses and fees, relating to Eligible Business allocated by Company to Eligible Earned Premium including but not limited to residual market, fair plan or guaranty association assessments.

Line 11.	Operating Charge shall be a designated percentage for the current Profit Sharing Year times Net Eligible Earned Premium. Operating Charge shall be determined solely at Company’s discretion and shall be based on the operating expenses of Company not included in any of the line items described herein.

Line 12.	Dividends Incurred shall include all dividends incurred (paid plus an estimate of accrued but not paid) for the Profit Sharing Year by Company under Eligible Business.

Line 15.	Profit Sharing Factor shall be 50%. A minimum Eligible Written Premium of twenty million dollars ($20,000,000) must be achieved within twenty-four (24) months after the Effective Date of the Agreement for continuation of any Profit Sharing. Eligible Written Premium shall mean direct premium written for Profit Sharing Year which relates to Eligible Business.

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Line 17.	Payout Factor shall be calculated according to the following chart:

PROFIT SHARING AGREEMENT

PAYOUT FACTORS

7 Years
1st Valuation	10%
2nd Valuation	20%
3rd Valuation	40%
4th Valuation	60%
5th Valuation	70%
6th Valuation	80%
7th Valuation	100%

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LEGEND

Table I

Line 1.	Eligible Earned Premium shall mean direct premium earned for Profit Sharing Year which relates to Eligible Business less premium ceded (less ceding commission received) for treaty reinsurance specifically related to Eligible Business purchased by the Company for the Profit Sharing Year.

Line 2.	Premium Written Off shall include any premium due Company which Company has charged off as uncollectible for the Profit Sharing Year.

Line 3.	Ceded Facultative Reinsurance shall include earned premium ceded (less ceding commissions received) for facultative reinsurance specifically related to Eligible Business purchased by Company for Profit Sharing Year.

Line 5.	Commissions shall include the direct commissions and policy fees (if included in Eligible Earned Premium) incurred by Company for the Profit Sharing Year, relating to Eligible Business. Additionally, Company shall add to such total any amounts or expenses of Partner Agent which Company agrees to reimburse, assume, or share.

Line 6.	Losses and ALAE Incurred shall be direct losses and expenses incurred (paid plus case reserves) by Company on claims reported for the Profit Sharing Year relating to Eligible Business, excluding unallocated loss adjustment expense, plus any extra contractual or bad faith payments relating to Eligible Business less recoveries from Ceded Treaty and Facultative Reinsurance specifically related to eligible business.

Line 7.	TPA Claims Fee shall be actual fees incurred by the Company on behalf of the Partner Agent for the current Profit Sharing Year.

Line 8.	Claims Charge shall be a designated percentage determined by Company based on unallocated loss adjustment expense for the current Profit Sharing Year times Net Eligible Earned Premium.

Line 9.	IBNR Charge shall be determined solely by the Company and shall include a provision for the reserve for Losses and ALAE Incurred but not reported during the Profit Sharing Year, which reserve shall include development on losses and ALAE already reported to Company. The IBNR calculation will take into consideration the specific lines and classes of business written by the Program Agent.

Line 10.	Taxes and Assessments shall include any loss based or premium based assessments and any expenses relating thereto, and premium taxes, boards, bureaus, and any miscellaneous taxes including insurance department licenses and fees, relating to Eligible Business allocated by Company to Eligible Earned Premium including but not limited to residual market, fair plan or guaranty association assessments.

Line 11.	Operating Charge shall be a designated percentage for the current Profit Sharing Year times Net Eligible Earned Premium. Operating Charge shall be determined solely at Company’s discretion and shall be based on the operating expenses of Company not included in any of the line items described herein.

Line 12.	Dividends Incurred shall include all dividends incurred (paid plus an estimate of accrued but not paid) for the Profit Sharing Year by Company under Eligible Business.

Line 15.	Profit Sharing Factor shall be 50%. A minimum Eligible Written Premium of twenty million dollars ($20,000,000) must be achieved within twenty-four (24) months from the Effective Date of the Agreement for continuation of any profit sharing. Eligible Written Premium shall mean direct premium written for Profit Sharing Year which relates to Eligible Business.

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Line 17.	Payout Factor shall be calculated according to the following chart:

PROFIT SHARING AGREEMENT

PAYOUT FACTORS

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Timing of Calculation of Profit Sharing Due

A.	If Partner Agent meets the Minimum Eligible Written Premium requirements for a Profit Sharing Year, Company shall calculate Profit Sharing Due to Partner Agent for the Profit Sharing Period based on Company’s records. Such calculation shall be provided to Partner Agent sixty (60) days after each Valuation Date.

B.	Each Profit Sharing Year’s calculation will include a separate re-calculation of each prior Profit Sharing Year. Re-calculations for each prior Profit Sharing Year will be as of the current Valuation Date, and will be made utilizing the formula set forth in Table I. A summary of calculations made for each Profit Sharing Year will be entered on current Profit Sharing section of Table II.

C.	Provided that all premium or other amounts due Company shall have been received by Company, within sixty (60) days after completion of the calculation of Profit Sharing Due, Company shall pay the amount of Profit Sharing Due to Partner Agent for the Profit Sharing Period as shown in Table II.

LEGEND

Other Defined Terms used in this Agreement

A.	Eligible Business shall include policies written in the Program pursuant to this Agreement. Determination of whether a policy is Eligible Business shall be in the sole discretion of Company.

B.	The Initial Profit Sharing Year of this Agreement shall be from the Effective Date to December 31st following the Effective Date (“Initial December Date”). Notwithstanding the foregoing, the Initial Profit Sharing Year of this Agreement shall be from the Effective Date to December 31st following the Initial December Date if the Effective Date is between April 1 and December 31st. Subsequent Profit Sharing Years, if any, shall be January 1st to December 31st.

C.	Valuation Date shall mean June 30th of each year. Except as otherwise set forth below, Company shall continue providing calculations for each Profit Sharing Year through the June 30th of each successive year following termination of this Agreement, the Final Profit Sharing Year, or until the parties mutually agree in writing to close the calculations for a particular Profit Sharing Year or Profit Sharing Years.

Term and Termination

This profit sharing schedule will terminate upon the effective date of termination of this Agreement. The Final Profit Sharing Year under this Agreement will be the Profit Sharing Period ending as of the effective date of termination.

In the event this Agreement is terminated prior to the fifth anniversary of the Effective Date by the Partner Agent, Company shall provide no further Profit Sharing calculations. In the event that this Agreement is terminated prior to the fifth anniversary of the Effective Date by Company in accordance with Section VIII (D), Company shall provide no further Profit Sharing calculations.

General

No charge, offset, credit, or deduction for any Profit Sharing which is or may be due Partner Agent shall be made or claimed by Partner Agent in accounts submitted to Company under this Agreement or any other agreement. Profit Sharing Due shall be payable only by Company’s check. Company may combine or offset any amount owed to Partner Agent by Company hereunder against any amount owed to Company by Partner Agent under any other agreement between the parties.

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